                                                                   EXHIBIT 4.2.1

CaS 710 (Rev. 10/00)
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              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
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Date Received                (FOR BUREAU USE ONLY)

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     This document is effective on the date filed, unless
     a subsequent effective date within 90 days after received date is stated in the document.

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Name  C. Leslie Banas, Esq.
      Honigman Miller Schwartz and Cohn LLP
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Address
2290 First National Building, 660 Woodward Avenue
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City                  State                    Zip Code
Detroit               Michigan                 48226-3583
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EFFECTIVE DATE:
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       DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE,
        IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.



                       RESTATED ARTICLES OF ORGANIZATION
                FOR USE BY DOMESTIC LIMITED LIABILITY COMPANIES
            (Please read information and instructions on last page)



     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned limited liability company executes the following Restated Articles:
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1. The name of the limited liability company is:
   The Detroit Edison Securitization Funding LLC

2. The identification number assigned by the Bureau is B84-506

3. All former names of the limited liability company are:



4. The date of filing the original Articles of Organization was: November 20,
   2000
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     The following Restated Articles of Organization supersede the Articles of
Organization, as amended, and shall be the Articles of Organization for the limited liability company.


ARTICLE I
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The name of the limited liability company is:
The Detroit Edison Securitization Funding LLC
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ARTICLE II
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The purpose or purposes for which the limited liability company is formed are:
See Attachment.
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

ARTICLE III

The duration of the limited liability company if other than perpetual is:
See Attachment.
---------------


ARTICLE IV

1.   The street address of the registered office is:

     2000 Second Avenue, 937 WCB             Detroit     , Michigan 48226-1279
     ----------------------------------------------------           ------------
       (Street Address)                      (City)                 (ZIP Code)

2.   The mailing address of the registered office if different than above:

                                                         , Michigan
     ----------------------------------------------------           ------------
       (Street Address or P.O. Box)          (City)                 (ZIP Code)

3.   The name of the resident agent is: Susan M. Beale
                                        ----------------------------------------

ARTICLE V (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED).

See Attachment.


Complete section (a) if the Restated Articles only restate and integrate the Articles of Organization, otherwise, complete section (b). DO NOT COMPLETE BOTH. (Check one)

/ / (a) These Restated Articles of Organization only restate and integrate the
        Articles of Organization.

/x/ (b) These Restated Articles amend the Articles of Organization and were
        approved on the      day of                   in accordance with Section
        604 of the Act: (check one)

        /x/ by unanimous vote of all of the members entitled to vote.

        / / by a majority of the members entitled to vote if an operating agreement authorizes amendment of the Articles of Organization by majority vote.

This document is hereby signed as required by Section 103 of the Act.

                    Signed this           day of              , 2001
                                ---------        ------------   ----------------

                    By
                      ----------------------------------------------------------
                                   (Signature of Member or Manager)


                                                                 , Manager
                    ------------------------------------------------------------
                                        (Type or Print Name)

Preparer's Name   C. Leslie Banas, Esq.
                 -------------------------------

Business Telephone Number  (313) 465-7310
                         ----------------------


                          INFORMATION AND INSTRUCTIONS

1. The Articles of Organization cannot be restated until this form, or a comparable document is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

   Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to section 604 of Act 23, P.A. 1993, for the purpose of restating the Articles of Organization of a domestic limited liability company. Restated Articles of Organization are an integration into a single instrument of the current provisions of the limited liability company's Articles of Organization along with any desired amendments to those Articles.

4. Restated Articles of Organization which do not amend the Articles of Organization may be adopted by the managers without a vote of the members. Restated Articles of Organization which amend the Articles of Organization require approval by the members.

5. Item 2 - Enter the identification number assigned by the Bureau.

6. If a domestic limited liability company is changing to a domestic professional service limited liability company

        a) Article I - The name shall contain the words "Professional Limited Liability Company" or the abbreviation "P.L.L.C.", "P.L.C.", "PLLC", or "PLC".

        b) Article II - State the specific professional service(s) for which the limited liability company is organized.

        c) Members and managers must be licensed to perform at least one of the service(s) for which the limited liability company is organized unless otherwise prohibited by law.

   If the professional limited liability company renders a professional service that is included within the public health code, Act No. 368 of the Public Acts of 1978, being 333.1101 to 333.25211 of the Michigan Compiled Laws, then all members of the limited liability company shall be licensed or legally authorized to render the same professional service.

   To assure the Restated Articles provide members and managers are properly licensed, the following or a similar statement must be included. "All members and managers will be duly licensed or otherwise legally authorized to render one or more of the professional service(s) for which this limited liability company is organized except as otherwise provided in Section 904 of this Act or prohibited".

7. This document is effective on the date endorsed "Filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

8. Restated Articles of Organization must be signed by a manager if management is vested in one or more managers. Otherwise, the signature of at least one member is required.

9. NONREFUNDABLE FEE Make remittance payable to the State of Michigan. Include limited liability company name and identification number on check or money order...............................................................$60.00



To submit of mail:                                   To submit in person:

 Michigan Department of Consumer & Industry Services   6546 Mercantile Way
 Bureau of Commercial Services                         Lansing, MI
 Corporation Division                                  Telephone: (517) 241-6400
 7160 Harris Drive
 P.O. Box 30054
 Lansing, MI 48909                                   Fees may be paid by VISA or
                                                     Mastercard when delivered
                                                     in person to our office


To submit electronically:   (517) 334-8048

-To use this service complete a MICH-ELF application to provide your VISA or Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact (517) 241-6402 or visit our WEB site at http//www.cis.state.mi.us/bcs/

                                   ATTACHMENT

                                       TO

                        RESTATED ARTICLES OF ORGANIZATION

                                       OF

                  THE DETROIT EDISON SECURITIZATION FUNDING LLC




ARTICLE II

         The purposes for which the Company is formed are exclusively:

                  (1) to purchase, hold, own, manage, administer, service, collect amounts due on and otherwise deal with the Securitization Property, the Company's rights in any funds held by the Trustee, any other assets to be acquired pursuant to the Basic Documents, and any proceeds and rights associated therewith;

                  (2) to authorize, issue, sell and deliver the Bonds under the Indenture;

                  (3) to create security interests in and pledge the Securitization Property and the other collateral of the Company to the Trustee pursuant to the terms of the Competition Act, the Financing Order and the Indenture;

                  (4) to enter into arrangements to protect against interest rate movements prior to the pricing of Bonds and interest rate swap transactions;

                  (5) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in (1), (2), (3) and (4) above; and to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

                  (6) to invest the proceeds from the Securitization Property and the Company's other assets, capital and income in accordance with the Basic Documents, or otherwise in a manner not inconsistent with the Basic Documents; and

                  (7) to engage in and perform any activity and exercise any powers permitted to be exercised by limited liability companies under the laws of the State of Michigan that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing, and for no other purposes.



ARTICLE III

         The term of the Company commenced on November 20, 2000. The term of the Company shall end, and the Company shall dissolve, upon the occurrence of any of the following events:

                  (1) the vote of the Member to dissolve the Company,

                  (2) the sale or other disposition of all or substantially all of the assets of the Company, or

                  (3) the occurrence of any event which, under the LLC Act, results in the dissolution of the Company;

provided that, with respect to (1) above and the LLC Act (to the extent applicable), the vote of the Member to dissolve the Company shall mean the Member's affirmative vote with respect to a Dissolution Proposal duly presented for the

Member's approval by the Managers, the consummation of is approved by the Managers' affirmative vote in accordance with Article V. A. 3.(b)(1) hereof; and provided further that, with respect to (2) above and the LLC Act (to the extent applicable), the sale or other disposition of all or substantially all of the assets of the Company shall mean such sale or disposition, the consummation of which is approved by the Managers' affirmative vote in accordance with Article
V. A. 3.(b)(1) hereof.

         It is the intention of the parties to the Agreement that the Company not be dissolved upon the commencement of or as a consequence of any bankruptcy, insolvency, receivership or other similar proceeding by or against the Company. Notwithstanding the foregoing, if, under the Basic Documents or otherwise, the Company is dissolved upon the bankruptcy, insolvency, receivership or other similar proceeding against the Company, then it shall immediately thereupon be deemed to have been reconstituted in the manner set forth in Article V. D. 2.(c) hereof, except that the Member shall continue to be the sole member thereof.



ARTICLE V

         A.       MATTERS REGARDING MANAGEMENT

                  1.       MANAGEMENT BY MANAGERS

                  (a) The business and affairs of the Company shall be managed by and under the direction of managers (collectively, the "MANAGERS" and individually, a "MANAGER"), who shall be the "managers" of the Company for purposes of the LLC Act, and who, acting alone, shall have the full, exclusive and absolute right, power and authority to manage and control the Company and the property, assets and business thereof, to make all decisions affecting the Company, and to do all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, except for those decisions which pursuant to the Articles or the Agreement are required to be approved by the Member. All actions, decisions, determinations, designations, directions, appointments, consents, approvals, selections and the like made by the Managers in accordance with the authority granted herein are intended to and shall be controlling and binding upon the Company and the Member in its capacity as a member of the Company.

                  (b) The Managers shall be the agents of the Company for the purpose of the Company's business, and the acts of the Managers shall bind the Company as set forth in, and in accordance with the provisions of, the LLC Act and the Governing Documents.

                  (c) All documents, contracts and agreements including, without limiting the generality of the foregoing, deeds, leases, easements, rights of way, assignments, bonds, debentures, notes, obligations, evidences of indebtedness, checks, drafts and mortgages necessary or appropriate to be executed on behalf of and in the name of the Company, including those providing for the acquisition or disposition of the property of the Company, shall be executed by any one (1) of the Managers without the joinder of any other Manager, and, if so executed, shall be valid and binding on the Company.

                  (d) It is hereby specifically agreed that the Managers, on behalf of the Company, shall enter into and perform the Basic Documents and shall, except as provided in this Article V. A., make all decisions of the Company concerning the Securitization Property, and execute and deliver all documents, agreements, certificates and/or financing statements contemplated thereby and related thereto, all without further act, vote or approval of the Member.

                  (e) By accepting his appointment as a Manager of the Company, each Manager has covenanted that he will act in good faith in accordance with the terms of the Agreement, and make decisions with respect to the business and daily operations of the Company concerning the Securitization Property, and shall execute and deliver all documents, agreements, certificates and/or financing statements contemplated thereby and related thereto, all without further act, vote or approval of the Member.


                  2.       NUMBER AND APPOINTMENT OF MANAGERS

                  (a) The number of Managers of the Company shall not be less than three (3) nor more than five (5), as may be determined by the Member from time to time; provided, however, that no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Managers, other than Independent Managers, may be employees or officers of the Member; however, no Independent

         Manager and no more than one (1) of the other Managers may be a member of the board of directors of the Member and/or DTE Energy Company, its parent company. The Managers of the Company shall be appointed by the Member and shall be deemed to have become Managers upon the execution date of the Agreement, in the case of the Managers appointed by the Member on or before the execution date of the Agreement, and upon execution of a counterpart of the Agreement, in the case of Managers appointed by the Member subsequent to the execution date of the Agreement.

                  (b) A Manager appointed in accordance herewith shall serve in such capacity unless and until his successor has been selected by the Member, as aforesaid, and qualified, or until he resigns, dies, becomes incapacitated, is removed or such position otherwise become vacant. In such case, a replacement Manager shall be appointed by the Member.


                  3.  INDEPENDENT MANAGERS

                  (a) While the Bonds are outstanding, at least two (2) Managers shall continue to be Independent Managers. Independent Managers may not delegate their duties, authorities or responsibilities. If an Independent Manager resigns, dies, is removed or becomes incapacitated, or his position otherwise becomes vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager has been appointed by the Member and qualified, and such successor Independent Manager has approved such action.

                  (b) Notwithstanding any other provision of the Agreement or any provision of law that otherwise so empowers the Company, the Member, any Manager or any other Person, the Company shall not, and neither the Member nor any Manager nor any other Person on behalf of the Company shall do, any of the following without the prior unanimous affirmative vote of all Managers (such affirmative vote to include the affirmative vote of all Managers):

                           (1) consummate any of the items set forth in Article
                  V. B. which have been approved by the Member;

                           (2) engage in any business or activity other than
                  that set forth in Article II. above;

                           (3) except as provided in the Basic Documents, incur
                  any indebtedness other than (A) the Bonds, (B) any obligations under agreements with third party credit enhancers and swap or hedge agreement counterparties relating to the Bonds and (C) any ordinary course expenses;

                           (4) assume or guarantee the indebtedness of any other
                  Person;

                           (5) make a general assignment for the benefit of
                  creditors or admit in writing the Company's inability to pay its debts generally as they come due, or take action in furtherance of any such action;

                           (6) file a voluntary petition for relief under the
                  Federal bankruptcy code;

                           (7) file a petition or answer seeking consolidation,
                  reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                           (8) seek the appointment of a trustee, receiver or
                  liquidator of the Company or of all or a substantial part of its assets;

                           (9) file an answer or other pleading consenting to,
                  admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding petitioning for, or otherwise consent to or acquiesce in, an involuntary bankruptcy or any action seeking consolidation, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of the Company or of all or a substantial portion of its assets;

                           (10) amend the Agreement or take action in
                  furtherance of any such amendment;

                           (11) approve any proposed Dissolution Proposal; or

                     (12) dissolve, liquidate or wind up the Company.


                  4. REMOVAL OF MANAGERS

                  A Manager may be removed with or without cause by the Member. Removal of a Manager by a Member shall be effective on the date of delivery of a written notice of removal from the Member to the Manager being removed; provided that, an Independent Manager removed without cause shall continue to serve in that capacity until a replacement Independent Manager has been selected and qualified and has executed a counterpart of the Agreement.


                  5. QUORUM; VOTING BY MANAGERS

                  (a) At all meetings of the Managers, a majority in number of the Managers shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Managers, the Managers present at such meeting shall adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                  (b) Except as otherwise provided in Article V. A. 3.(b),
         Article V. C. hereof or in any other specific provision of the Agreement, the act of a majority in number of the Managers shall be the act of the Managers.


                  6. WRITTEN APPROVAL OF MANAGERS IN LIEU OF MEETING

                  Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, without prior notice, and without a vote if approvals in writing, setting forth the action so taken, are executed by a majority in number of the Managers (or such other number as may be required pursuant to Article V. A. 3.(b) or
         Article V. C. or any other specific provision of the Agreement). Every written approval shall bear the date and signature of the Manager signing it and shall be filed with the minutes and permanent records of the Company. Prompt notice of the taking of an action shall be given to all Managers who did not execute a written approval of such action.


                  7. DELEGATION TO OFFICERS

                  The Managers are hereby authorized to appoint one or more officers and to delegate operations of the Company to such officer(s); however, all major decisions (including, without limiting the generality of the foregoing, the decisions identified in Article V. A. 3.(b) hereof) shall be made by the Managers and the authority to make such decisions shall not be delegated to (an) officer(s).



         B.       MEMBER; MEMBER APPROVALS

         Detroit Edison is, as of the date hereof, the sole member of the Company. The approval of the Member shall be required as to each of the following matters:

                  (a) a change in the business of the Company;

                  (b) the sale, exchange, lease, transfer or other disposition of all or substantially all of the assets of the Company;

                  (c) the consolidation or merger of the Company with another business entity; and

                  (d) the amendment of the Articles.

         In addition, the approval of the Member to dissolve the Company shall be required as described in Article III. hereof.

         C.       DISTRIBUTIONS

         Subject to Article V. I. below, distributions to the Member shall be made as, when and to the extent that the Managers, in their sole discretion, by unanimous vote, determine that the Company's cash on hand exceeds the current and anticipated needs of the Company to fulfill its business purposes. Notwithstanding the foregoing, no distribution shall be declared or made (i) if a default has occurred or is otherwise continuing under the Indenture or any Bonds then outstanding, (ii) such distribution shall result in a reduction or withdrawal of the then current rating of any outstanding Class and/or Series of Bonds by any Rating Agency (as defined in the Indenture), (iii) such distribution shall otherwise violate any of the Basic Documents or (iv) if, after giving it effect, the Company shall not be able to pay its debts as they become due in the usual course of business or the Company's total assets shall be less than the sum of its total liabilities.



         D.       ASSIGNMENTS OF MEMBERSHIP INTEREST

                  1.       GENERAL MATTERS

                  (a) The Member may assign all or any portion of its Membership Interest to another Person so long as, and only so long as, (i) such assignment is not prohibited by and does not cause a breach under the Basic Documents or under any other agreement by which the Member or the Company or any properties of the Company is/are bound or affected and
         (ii) each Rating Agency (as defined in the Indenture) then rating the Bonds of any Series and/or Class shall have confirmed in writing to the Trustee and the Company that such transfer shall not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series and/or Class of Bonds. An assignment accomplished in accordance with this provision shall be deemed to have occurred upon the execution by the Member of a written assignment assigning its Membership Interest to the assignee, and the assignee's written acceptance of such assignment. An assignment accomplished in accordance with the first two (2) sentences of this provision shall entitle the assignee to the distributions to which the Member had been entitled prior to the assignment, but shall not vest any other rights in the assignee, including any right to consent to or otherwise control any matters subject to the consent of the Member, unless the assignee is admitted as a member of the Company in accordance with Section D. 3. hereof, and the Member shall continue to remain liable for all of its obligations and liabilities with respect to its Membership Interest. An attempted assignment by the Member which is not in compliance with this provision shall be null and void ab initio and the Company shall not be required to recognize any such assignment.

                  (b) For purposes of this Article V. D., "ASSIGNMENT" means any assignment, sale, conveyance, transfer, mortgage, pledge, encumbrance, hypothecation or other disposition of any type or kind, (ii) "ASSIGN" means the making of an assignment and (iii) "ASSIGNEE" means a person to whom or for whose benefit an assignment is made.


                  2.       DISABILITY EVENT AS TO MEMBER

                  (a) The occurrence of a dissolution, bankruptcy, insolvency, receivership or other similar proceeding by, as to or against the Member (such proceeding being referred to as a "DISABILITY EVENT" and such member being referred to as a "DISABLED MEMBER") shall not constitute a withdrawal of the Member from the Company, shall not otherwise cause the Member to cease to be a member of the Company nor cause the Member's Membership Interest to be terminated, and shall not cause the Company to be dissolved or its affairs wound up. Upon the occurrence of a Disability Event, the Member, or the liquidator, trustee or other representative of the Disabled Member, as the case may be (the "REPRESENTATIVE"), as its agent and attorney-in-fact, shall exercise the Disabled Member's rights and powers with respect to the Company, including the Disabled Member's right and power to assign its Membership Interest to an assignee subject to and in accordance with
         Article V. D. 1.(a) and to cause such assignee to be admitted to the Company as a substitute Member in accordance with Article V. D. 3. hereof.

                  (b) If, notwithstanding anything in Article V. D. 2.(a) above to the contrary, and subject to the approval of a court of competent jurisdiction, if any is required, a Disability Event as to the Member is, under any of the Basic Documents or otherwise, deemed to cause or constitute a withdrawal or resignation of the Member from the Company, so that such Member ceases to be a member of the Company and there is no member of the Company, then, contemporaneously with such Disability Event, the Independent Managers shall be admitted as special members of the Company (collectively, the "SPECIAL MEMBERS" and individually, a "SPECIAL MEMBER"), such admission to occur without further action of, and without the execution of any other documents by, any Person. The Member has consented to and approved the admission of the Special Members under such circumstances effective as of the occurrence of such Disability Event. The Special Members shall be deemed to be members of the Company until the Representative has assigned all of the Disabled Member's Membership Interest to an assignee and the assignee has been admitted to the Company as a substitute member in accordance with the provisions of Article V. D. 3. hereof. By executing the Agreement or a counterpart thereof, each Independent Manager acknowledges and agrees to his admission as a Special Member of the Company subject to and in accordance with the provisions of this provision and undertakes to be bound by the terms and provisions of the Agreement and to carry out his obligations as a Special Member. Special Members shall have no obligation to make any capital contributions to the Company unless contributions must be made in order for such Special Members to be deemed to be members of the Company, and then only to the extent they are so required, and the Special Members shall have no interest in the profits, losses or capital of the Company or any right to receive any distributions from the Company unless they are required to obtain an interest in or right to such items in order to be deemed to be members of the Company, and then only to the extent so required. While the Special Members are deemed to be members of the Company, any matters subject to the consent or approval of the "Member" under the Agreement or the Articles, and anything in the LLC Act subject to the vote of the members, shall require the unanimous consent of the Special Members. Notwithstanding the foregoing, immediately upon the admission of the assignee of the Disabled Member as a substitute member in accordance with Article V. D. 3. hereof, the Special Members shall be deemed to have withdrawn from, and shall thereupon no longer be deemed to be members of, the Company.

                  (c) If, notwithstanding anything contained in Article V. D. 2.(a) or (b) above to the contrary, the Company is deemed to have been dissolved upon the occurrence of a Disability Event, then it is hereby agreed that (i) the Company shall be immediately reconstituted as a limited liability company under the LLC Act, and (ii) the reconstituted entity shall continue its existence subject to and in accordance with the terms and provisions of the Agreement (modified only to the extent required so as to make them applicable to the reconstituted limited liability company) and the Agreement as so modified shall be binding upon the reconstituted limited liability company and its members and managers, (iii) the reconstituted limited liability company's managers shall be the persons identified as the Company's managers in the Agreement and its members shall be the Independent Managers until the admission of the assignee(s) described in Article V. D. 2.(a) as its member(s), and by execution of the Agreement the Managers agree thereto and (iv) each of the signatories of the Agreement shall authorize each of the Managers, acting alone, to execute, deliver, file and/or record such articles, agreements and certificates (including, without limitation, articles of organization or amendments or restatements thereof) as shall be necessary to carry out the intent of this provision.


                  3.       ADMISSION OF SUBSTITUTE MEMBER

                  The assignee of the Member's Membership Interest pursuant to
         Article V. D. 1. or Article V. D. 2. hereof may be admitted to the Company as a substitute Member in the place of the assigning Member. Such admission shall be accomplished by means of the assignee's execution and delivery to the Company of a counterpart of the Agreement. Upon such admission, the assignee, as a substitute Member, shall be deemed to have all of the rights and powers of, and shall be subject to all of the restrictions, obligations and liabilities of, the assigning Member.


                  4.       ADMISSION OF ADDITIONAL MEMBERS

                  One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided that, notwithstanding the foregoing, so long as the Basic Documents are in effect, no additional Member may be admitted to the Company unless Detroit Edison or its successors or assigns that have been admitted to or are otherwise Members of the Company, retain a majority interest in the Company and any Rating Agency Condition (as defined in the Indenture) has been satisfied.


                  5.       MERGER OR CONSOLIDATION OF MEMBER

                  Any successor to the Member upon the merger or consolidation of the Member into or with another Person, which merger or consolidation is not in violation of the Basic Documents, shall, without further act, be deemed to be the Member in lieu of the original Member, and such merger or consolidation shall not constitute an assignment of the Member's Membership Interest.


                  6.       WITHDRAWAL

                  Except as otherwise set forth herein, the Member does not have the right to withdraw from the Company. Any attempted withdrawal in violation of this provision shall be null and void ab initio and the Company shall not be obligated to recognize any such attempted withdrawal.



         E.       MEMBER'S GOOD FAITH

         To the extent the Member takes any action with respect to the Company (including, without limiting the generality of the foregoing, by means of its appointment of an individual Manager or its control or appointment of any individual Manager in any other capacity) the Member will act in good faith in accordance with the terms of the Agreement, and make decisions with respect to the business and daily operations of the Company to the extent applicable, independent of, and not dictated by, any Affiliate of the Member.



         F.       EXCULPATION AND INDEMNIFICATION

                  1.       EXCULPATION

                  (a) Neither the Member nor any director, officer, stockholder, controlling person or employee of the Member (all of which, collectively, are included within the definition of "MEMBER" for purposes of this Article V. F.) shall be liable to the Company, any other member of the Company or any other Person (and the interest of the Member in the Company, and in the property and assets of the Company, shall be free of any claims by the Company, any other member of the Company or any other Person) by reason of the fact that the Member was serving in its capacity as a Member unless such liability is based on or arises in connection with (i) willful misconduct or gross negligence by the Member, (ii) receipt by the Member of distributions from the Company in violation of the distribution provisions of the Agreement or the LLC Act, (iii) knowing violation of law by the Member or (iv) violation by the Member of state or Federal securities law.

                  (b) No Manager shall be liable to the Company, the Member or any other Person by reason of the fact that the Manager was serving in his capacity as a Manager unless such liability is based on or arises in connection with (i) willful misconduct or gross negligence by the Manager, (ii) approval by the Manager of distributions from the Company in violation of the distribution provisions of the Agreement or the LLC Act, (iii) knowing violation of law by the Manager or (iv) receipt by the Manager of a financial benefit to which he is not entitled.


                  2.       INDEMNIFICATION

                  (a) To the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Member shall be fully protected and indemnified by the Company against all liabilities, losses, expenses, claims and demands (including amounts paid in respect of judgments, fines, penalties, expenses or settlement of litigation and legal fees and expenses reasonably incurred) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (individually, a "PROCEEDING"), or any appeal in such a Proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that the Member was serving in its capacity as a Member, unless such liability is based on or arises in connection with
         (i) willful misconduct or gross negligence by the Member, (ii) receipt by the Member of distributions from the Company in violation of the distribution provisions of the Agreement or the LLC Act, (iii) knowing violation of law by the Member or (iv) violation by the Member of state or Federal securities law. Detroit Edison has acknowledged that the indemnification provided pursuant to this provision is not intended to apply to those matters for which Detroit Edison has indemnified the Company under any of the Basic Documents.

                  (b) To the fullest extent permitted by agency law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment), each Manager shall be fully protected and indemnified by the Company against all liabilities, losses, expenses, claims and demands (including amounts paid in respect of judgments, fines, penalties, expenses or settlement of litigation and legal fees and expenses reasonably incurred) in connection with any Proceeding, or any appeal in such a Proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that the Manager was serving in his capacity as a Manager, unless such liability is based on or arises in connection with
         (i) willful misconduct or gross negligence by the Manager, (ii) approval by the Manager of distributions from the Company in violation of the distribution provisions of the Agreement or the LLC Act, (iii) knowing violation of law by the Manager and (iv) receipt by the Manager of a financial benefit to which he is not entitled. Any officer of the Company who has been delegated authority by the Managers pursuant to
         Article V. A. 7. hereof shall be entitled to indemnification in accordance with this provision as to acts or omissions related to the authority delegated to him, and to exculpation from liability in accordance with Article V. F. 1.(b) hereof.

                  (c) Notwithstanding anything herein to the contrary, for so long as any Bonds are outstanding, no payment from funds of the Company (as distinct from funds from other sources, such as insurance) with respect to any indemnity under this Article V. F. 2. shall be payable except out of funds available for payment of Company expenses as provided in the Indenture. Thereafter, any indemnity under this
         Article V. F. 2. shall be provided out of and to the extent of Company assets only, and the Member shall not have any personal liability on account thereof. The indemnity provided under this Article V. F. 2. shall survive the liquidation, dissolution and termination of the Company and the termination of the Agreement.


                  3.       ADVANCEMENT OF EXPENSES

                  Expenses incurred by a Person which are of the type entitled to be indemnified under Article V. F. 2. in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Article V. F. 2. hereof, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Article
         V. F. 2. or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.


                  4.       INDEMNIFICATION OF EMPLOYEES AND AGENTS

                  The Company shall indemnify and pay and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to a Manager under this Article V. F.; and the Company shall indemnify and pay and advance expenses to any Person who is or was an employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such, to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Manager under this
         Article V. F.


                  5.       NONEXCLUSIVITY OF RIGHTS AND OTHER MATTERS

                  The indemnification and advancement and payment of expenses provided by this Article V. F. (i) shall not be deemed exclusive of any other rights to which the Member, a Manager or other Person seeking indemnification and advancement of payment of expenses may be entitled under any statute, agreement, or otherwise, both as to actions in such Person's official capacity and as to actions in another capacity while holding such position, (ii) shall continue as to any such Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses and (iii) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Member, Manager or other Person.


                  6.       INSURANCE

                  The Company may purchase and maintain insurance or another arrangement, or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, Manager, employee or agent of the Company, or who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have had the power to indemnify such Person against such liability under the provisions of this Article
         V. F.


                  7.       SAVING CLAUSE

                  If this Article V. F. or any portion of the Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, each Manager or any other Person indemnified pursuant to this Article
         V. F. as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable law as to any portion of this Article V. F. which was not invalidated.


                  8.       CONTRIBUTION

                  If the indemnification in favor of a Manager set forth in
         Article V. F. 2.(b) hereof is for any reason deemed to be illegal or unenforceable, then, to the fullest extent permitted by law, such Manager shall be entitled to contribution from the Company as and to the extent available at law or in equity for any matter for which such indemnification was deemed to be illegal or unenforceable.



         G.       CERTAIN COVENANTS

                  1.       SPECIAL COVENANTS

                  (a)      The Company covenants as follows:

                           (1) the Company shall (i) act and conduct business
                  solely in its limited liability company name or assumed name(s) and through its duly authorized Member or Managers,
                  (ii) take all reasonable steps to continue its identity as, and at all times hold itself out to other Persons as, a legal entity separate from the Member and any other Person, and make it apparent to other Persons that it is an entity with assets and liabilities distinct from the Member and other Persons,
                  (iii) conduct its business so as not to mislead others as to its identity or its assets, (iv) make it apparent to other Persons that, except for Federal and state tax purposes and certain internal accounting purposes, it is not a division of the Member or an Affiliate of the Member or any other Person and (v) correct any known misunderstanding regarding its separate identity;

                           (2) the Company shall observe all limited liability company and other formalities required by the Agreement;

                           (3) the Company shall maintain an arm's-length relationship with its Affiliates and the Member;

                           (4) the Company shall not form, or cause to be formed, any subsidiaries;

                           (5) except as otherwise provided in the Basic
                  Documents, the funds and other assets of the Company shall not be commingled with those of any other Person, the accounts of the Company shall be kept separate from those of any other Person, the books and records of the

                  Company (including business and accounting records) shall be maintained separately from those of the Member and shall reflect the Company's separate identity and its separate ownership of the Securitization Property, and the Company shall maintain separate financial statements from those of any other Person;

                           (6) the Company shall pay its own liabilities out of its own funds, including the fees and expenses of the administrator and servicer pursuant to the Administration Agreement and the Servicing Agreement, respectively;

                           (7) the Company shall use its own separate stationery, invoices, checks and other business forms;

                           (8) the Company shall allocate fairly and reasonably any overhead for office space, personnel and facilities shared with the Member or any other Person;

                           (9) the Company shall not (i) except as set forth in
                  the Basic Documents, own, purchase, repurchase, acquire or agree to acquire any stock, obligations, assets or securities, or any interest in, or make capital contributions to, the Member or any Person (other than Eligible Investments as defined in the Basic Documents) or (ii) make any expenditure for capital assets or lease any capital assets other than the Securitization Property purchased pursuant to the Sale Agreement;

                           (10) the Company shall not (i) issue, incur or assume
                  any indebtedness or any other obligations except for the Bonds and expenses related thereto, except as otherwise contemplated by the Basic Documents, (ii) guaranty, become obligated for, become liable on or hold itself out as being liable for (whether contingently or otherwise) the debts of the Member or any other Person, (iii) otherwise hold out its credit as being available to satisfy the obligations of the Member or any other Person, (iv) pledge its assets for the benefit of any Person other than the Trustee, (v) make loans or advances or extend credit to any Person or (vi) grant any lien, security interest, mortgage or encumbrance except as contemplated or permitted by the Basic Documents;

                           (11) the Company shall at all times ensure that its capitalization is adequate in light of its business and purpose;

                           (12) the business and affairs of the Company shall be managed and operated in strict conformity with the Basic Documents;

                           (13) the Company shall (i) not permit the lien of the
                  Indenture not to constitute a continuing valid first priority security interest in the collateral identified in the Indenture, (ii) take any action necessary or advisable to maintain and preserve the lien and security interest, and priority thereof, of the Indenture, (iii) not permit the validity of the Indenture to be impaired or the lien of the Indenture to be amended, subordinated, terminated or discharged, (iv) not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or to extend to or otherwise arise upon or burden the collateral or any part thereof or any proceeds thereof identified in the Indenture, (v) not permit any Person to be released from any covenants or obligations with respect to the Indenture except as expressly permitted by the Indenture and
                  (vi) not, except as expressly permitted by Basic Documents, sell, transfer, exchange or dispose of any of the collateral identified in the Indenture unless directed to do so by the Trustee in accordance with the Indenture;

                           (14) the Bonds shall be secured by a security
                  interest in all assets of the Company and shall be paid solely from the Securitization Charge and other assets of the Company; and there shall be no recourse to the Member for payments of principal, interest or any other amount owed or due under or in connection with the Bonds by bondholders, the Trustee, the Company or any other Person;

                           (15) the Company shall be operated in such a manner
                  as the Managers deem reasonable and necessary or appropriate to preserve (i) the limited liability of Detroit Edison (or its successor) as the Member in the Company and (ii) until the expiration of the period of one year and one day after the termination of the Indenture and the payment in full of the Bonds, the bankruptcy-remote status of the Company; and

                           (16) the Company shall not make any payments,
                  distributions or dividends to the Member in respect of its Membership Interest other than the amount released to the Company by the Trustee in accordance with the Indenture, except as otherwise provided in the Indenture.

                  (b)      The Member covenants as follows:

                           (1) the Agreement has been duly authorized, executed and delivered on behalf of the Company;

                           (2) except as otherwise provided in the Basic
                  Documents, the funds and other assets of the Member shall not be commingled with those of the Company and the books and records of the Company shall be maintained separately from those of the Member and shall be clear and accurate so that another Person would have no difficulty in ascertaining the assets and liabilities of the Company and in segregating all of such assets and liabilities from those of the Member;

                           (3) the Member shall not (i) guaranty, become
                  obligated for, become liable on or hold itself out as being liable for (whether contingently or otherwise) the debts of, or pledge its assets on behalf of, or hold out its credit as being available to satisfy the obligations of, the Company,
                  (ii) seek or obtain credit or incur any obligation to any Person based on the assets of the Company, (iii) induce any third party to rely on the creditworthiness of the Company,
                  (iv) maintain or publish consolidated financial statements with the Company unless the financial statements include footnotes indicating that the Securitization Property has been irrevocably sold to the Company and is not available to creditors of the Member under any circumstances, (v) finance the operations of the Company, (vi) borrow any money from or lend any money to the Company or (vii) fail to correct any known misunderstanding or misrepresentation with respect to any of the foregoing;

                           (4) the Member shall at all times (i) act in a way
                  that insures that its creditors reasonably expect and rely upon only the Member's assets being available to secure, or serve as the source of payment of the obligations of, the Member, (ii) not act in a way that would lead any creditor to reasonably expect that the assets of the Member would be available to satisfy the obligations of the Company and (iii) not act in a way that would lead any creditor to reasonably expect that the assets of the Company would be available to satisfy the obligations of the Member;

                           (5) the Member shall have no liability for and shall
                  incur no expense with respect to the credit enhancement obtained by the Company with respect to the Bonds;

                           (6) the capital contribution of the Member shall be
                  made from the Member's separate funds and not from the proceeds of the sale of the Bonds; the capital contribution made by the Member to the Company shall be reflected on the books of the Member and the Company as a capital contribution and not as an obligation from the Company to the Member; there shall be no contractual obligation or legal compulsion on the part of the Company to repay the capital or any earnings thereon or any equivalent amount to the Member; and the Company shall have no legal or contractual obligation to pay any funds which were theretofore in the Capital Subaccount, the Overcollateralization Account or the Reserve Account (as those terms are defined in the Indenture) and earnings thereon not used to pay debt service on the Bonds and released to the Company, to the Member;

                           (7) the amounts payable to the Member for acting as
                  the servicer under the Servicing Agreement and as the administrator under the Administration Agreement are fair and reasonable compensation for the services to be provided by it under those agreements;

                           (8) prior to the remittance of the Securitization
                  Charge by the Member to the Company, the Securitization Charge shall be accounted for in the books and records of the Member as being the property of the Company;

                           (9) the Member shall retain certain tax charges
                  identified in the Financing Order and the rights and interests arising under the Financing Order related thereto; the Member does not intend its retention of such tax charges to affect the treatment of the sale of the Securitization Property as a true sale and the absolute transfer to the Company of all the Member's rights to such property;

                           (10) the Member believes that the purchase price paid
                  or payable by the Company for the Securitization Property, consisting of the net proceeds of the sale of the Bonds, is fair consideration for the absolute sale of such property by the Member and constitutes reasonably equivalent value therefor; the Member was not insolvent prior to the sale of the Securitization Property, was not rendered insolvent as a result of such sale, was not engaged in business or a transaction, nor was it about to engage in business or a transaction, for which any property remaining after such sale was an unreasonably small capital, and did not intend to incur debts that would be beyond the Member's ability to pay as such debts matured after such sale;

                           (11) the Member shall not amend, modify or otherwise
                  change the Governing Documents in a manner that shall adversely affect the existence of the Company as a single purpose entity;

                           (12) the Member has not and the Company shall not encumber the Securitization Property except for the security interest granted to the Trustee for the holders of the Bonds;

                           (13) the Member expects the securitization
                  transaction described in the Basic Documents to be classified on its financial statements as a financing, with the Bonds represented as either debt or deferred revenue. This accounting treatment is necessary to satisfy requirements of the United States Securities and Exchange Commission and/or the Internal Revenue Service; however, in its financial statements and internal records, the Member shall include footnotes and/or textual discussion indicating that the Securitization Property has been irrevocably sold to the Company and that it shall not be available to the Member or its creditors under any circumstances;

                           (14) the Member has not formed the Company or entered
                  into the securitization transaction described in the Basic Documents with any intention of hindering, delaying or defrauding either present or future creditors;

                           (15) the Member shall not cause the Company to file a voluntary petition for relief under the Federal bankruptcy code;

                           (16) the Member shall not (i) file a voluntary
                  petition for relief under the Federal bankruptcy code, (ii) file an answer or other pleading in response to an involuntary bankruptcy petition against the Member, consenting to or admitting or failing to contest the material allegations in the petition or (iii) dissolve until the expiration of one year and one day after the termination of the Indenture and the payment in full of the Bonds;

                           (17) the Member agrees that neither the Articles nor the Agreement is an executory contract under the Federal bankruptcy code; and

                           (18)     the Member  acknowledges  that the
                  management of the Company has been delegated to the Managers.

                  (c) The Company and the Member shall use reasonable efforts to cause the covenants set forth above to be fulfilled. Failure of the Company, the Member or any Manager on behalf of the Company to comply with any of the foregoing covenants or any of the other covenants contained in the Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or any Manager.


                  2.  NONPETITION COVENANT

                  (a) The Member and each Manager hereby covenants and agrees that, except as otherwise required pursuant to the exercise of its or his fiduciary duty with respect to the Company, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, and any amounts owed under the Hedge Agreements or Interest Rate Swap Agreements, it (he) shall not (i) acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, (ii) consent to or approve, or make application for, or constitute or maintain any action for the dissolution of the Company under Sections 801 or 802 of the LLC Act or otherwise or (iii) order the winding up or liquidation of the affairs of the Company; provided, however, that nothing in this provision shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to the Agreement.

                  (b) In the event that the Member or any Manager takes any action in violation of Article V. G. 2. (a) above, the Company agrees that it shall file an answer with the court or otherwise properly contest the taking of such action and raise the defense that the Member or the Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom, and such other defenses, if any, as its counsel advises that it may assert.

                  (c) This provision shall survive the termination of the Agreement and the resignation, withdrawal or removal of the Member or any Manager. Nothing herein contained shall preclude participation by the Member or a Manager in the assertion or defense of its claims in any such proceeding involving the Company.



         H.       OWNERSHIP OF COMPANY PROPERTY

         The Member shall have and own an undivided interest in the Company in accordance with the terms hereof; provided, however, that the Member shall not have any specific ownership interest in Company contracts, property or other assets, and shall not hold any such Company contracts, property or other assets in its individual name, except that the Member may temporarily hold the collected portions of the Securitization Charge in its accounts (solely as servicer on behalf of the Company, and not on its own behalf) pending delivery of the Securitization Charge to the Company in accordance with the Servicing Agreement. The parties acknowledge that the Member's Membership Interest shall be personal property for all purposes.



         I.       WINDING UP AND LIQUIDATION OF THE COMPANY

                  1.       WINDING UP AND LIQUIDATION; DISTRIBUTIONS

                  (a) Upon the dissolution of the Company in accordance with Article III. and Article V. A. 3.(b) hereof, unless it is reconstituted as provided in Article V. D. 2.(c) or Article III. hereof, the Managers shall proceed to wind up the affairs and liquidate the property and assets of the Company, and shall apply and distribute the proceeds of such liquidation in the following priority:

                           (1) to the expenses of liquidation;

                           (2) to the payment of all amounts payable under the
                  Bonds and the Financing Order;

                           (3) to the payment of all debts and liabilities of
                  the Company other than those set forth in (2) hereof;

                           (4) to the establishment of such reserves as the
                  Managers deem necessary or advisable to provide for any contingent or unforeseen liabilities or obligations of the Company, provided, however, that after the expiration of such period of time as the Managers deem appropriate, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner hereinafter set forth; and

                           (5) any remaining proceeds shall be distributed to
                  the Member.

                  A reasonable time shall be allowed for the orderly liquidation of the property and assets of the Company and the payment of the debts and liabilities of the Company in order to minimize the normal losses attendant upon a liquidation.

                  Anything contained in this Article V. I. to the contrary notwithstanding, if the Managers shall determine that a complete liquidation of all the property and assets of the Company would involve substantial losses or be impractical or ill-advised under the circumstances, the Managers shall liquidate that portion of the assets of the Company sufficient to pay the expenses of liquidation and the debts and liabilities of the Company (excluding the debts and liabilities of the Company to the extent that they are adequately secured by mortgages on or security interests in the assets of the Company), and the remaining property and assets shall be distributed to the Member.


                  2.       CERTIFICATE OF DISSOLUTION

                  After the Company has been dissolved, a certificate of dissolution of the Company shall be executed and filed with the Department.



         J.       MISCELLANEOUS

                  1.       SEVERABILITY

                  If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any person or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of these Restated Articles, or the application of such provision to persons or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of these Restated Articles shall be valid and enforceable to the fullest extent permitted by law.


                  2.       NO CONFLICT

                  The parties agree that the operation of the Company and the relationship of the Member and Managers to the Company shall, subject to the following sentence, be governed by the Governing Documents. The provisions of the Agreement shall govern and control unless there is a specific conflict with either the LLC Act or these Restated Articles, in which event the LLC Act or these Restated Articles, as the case may be, shall govern and control.


                  3.       DEFINITIONS

                  The following capitalized terms shall have the following meanings in these Restated Articles:

                  "ADMINISTRATION AGREEMENT" shall mean the Administration
         Agreement, dated                  , 2001, between the Company, as
         issuer, and Detroit Edison, as administrator, with respect to the provision of corporate management services to the Company, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "AFFILIATE", with respect to any specified Person, shall mean any other Person controlling or controlled by or under common control with such specified Person, where "CONTROL", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing; it has been acknowledged that the Company is not controlled by and is not under common control with Detroit Edison, and, accordingly, is not an Affiliate of Detroit Edison.

                  "AGREEMENT" shall mean the Limited Liability Company Agreement of the Company, as the same may be amended, supplemented, modified or restated from time to time in accordance with the provisions thereof.

                  "ARTICLES" shall mean these Restated Articles, as amended and/or restated from time to time.

                  "ASSIGN," "ASSIGNEE" and "ASSIGNMENT" have the meanings set forth in Article V. D. 1.(b) hereof.

                  "ASSIGNEE" shall mean the Company as the assignee of Detroit Edison under the Financing Order and with respect to the Securitization Property.


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






                  "BASIC DOCUMENTS" shall mean the Governing Documents, the Indenture, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Underwriting Agreement, the Hedge Agreements and the Interest Rate Swap Agreements.

                  "BILL OF SALE" shall mean the bill of sale issued by Detroit
         Edison to the Company as of                  , 2001 pursuant to the
         Sale Agreement, or any other bill of sale delivered in accordance therewith.

                  "BONDS" shall mean one or more Series of securitization bonds (each of which may be comprised of one or more Classes), issued pursuant to the Financing Order and the Indenture.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the City of Detroit, Michigan.

                  "CLASS" shall mean any class of a Series of Bonds, and "CLASSES" shall mean two or more classes, as the context requires.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor law).

                  "COMPANY" shall mean The Detroit Edison Securitization Funding LLC, a Michigan limited liability company.

                  "COMPETITION ACT" shall mean, jointly, the Customer Choice and Electric Reliability Act, Senate Bill No. 937, 2000 PA 141 and Enrolled Senate Bill No. 1253, 2000 PA 142, both effective June 5, 2000, both with respect to the restructuring of the electric utility business in Michigan, which acts authorize electric utilities to (i) recover qualified costs through irrevocable non-bypassable securitization charges, (ii) assign such securitization charges to special purpose entities and (iii) issue or have their assignees issue debt securities secured by such securitization charges, as amended from time to time (and any successor laws).

                  "DAY" or "DAYS" shall mean each calendar day, including Saturdays, Sundays and legal holidays; provided, however, that if the day on which a period of time for consent or approval or other action ends is not a business day, such period shall end on the next business day.

                  "DEPARTMENT" shall mean the Michigan Department of Consumer and Industry Services, Bureau of Commercial Services, Corporation Division.

                  "DETROIT EDISON" shall mean The Detroit Edison Company, a Michigan corporation.

                  "DISABILITY EVENT" has the meaning set forth in Article V. D. 2.(a) hereof.

                  "DISABLED MEMBER" has the meaning set forth in Article V. D. 2.(a) hereof.

                  "DISSOLUTION PROPOSAL" shall mean a written proposal unanimously approved by the Managers with respect to the dissolution of the Company (i) which contains a schedule regarding the use and distribution of liquidation proceeds and (ii) to which have been attached the written consents of such Persons as the Managers determined it was necessary to obtain with respect to the dissolution.

                  "FINANCING ORDER" shall mean the opinion and order issued by MPSC on November 2, 2000 as amended by opinion and order dated January 4, 2001 in MPSC Case No. U-12478, pursuant to the Competition Act, providing for the creation of the Securitization Property, the collection of the Securitization Charge with respect to the Securitization Property, the periodic adjustment of the Securitization Charge, and the creation of a special purpose entity to acquire title to the Securitization Property and to issue the Bonds with respect thereto.

                  "GOVERNING DOCUMENTS" shall mean the Agreement and the Articles.

                  "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

                  "HEDGE AGREEMENTS" shall mean, collectively, any agreements between the Company and third party counterparties entered into to protect against interest rate movements prior to the pricing of the Bonds, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "INDENTURE" shall mean the Indenture, dated as of
                          , 2001, between the Company and the Trustee, with respect to the issuance of the Bonds pursuant to the Financing Order, the repayment of the Bonds and related matters, as the same may be amended, modified or supplemented from time to time.

                  "INDEPENDENT MANAGER" shall mean, with respect to the Company, a Manager who is not, and within the five years prior to the date of his appointment was not (except solely by virtue of such Person's serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of the Member or any bankruptcy-remote special purpose entity that is an Affiliate of the Member or the Company), (i) a stockholder, member, partner, director, officer, manager, employee, customer, supplier, creditor, contractor, independent contractor or Affiliate of, or any Person that has received any benefit in any form whatever from (other than in such Manager's capacity as a ratepayer or customer of the Member in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, the Member, or any of their Affiliates, or (ii) a Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, the Member or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, customer, supplier, creditor, contractor, independent contractor or Affiliate of, or any Person that has received any benefit in any form whatever from (other than in such Person's capacity as a ratepayer or customer of the Member in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, (iii) a member of the immediate family of any person described above or (iv) is a Person who otherwise controls the Company, the Member or any of their Affiliates; provided that, the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager. For purposes of this definition, "MAJOR CREDITOR" shall mean a natural person or business entity to which the Company, the Member or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company when the interests of that Person are adverse to those of the Company, and "INDEPENDENT MANAGERS" shall mean all the Independent Managers, collectively.

                  "INTEREST RATE SWAP AGREEMENTS" shall mean, collectively, any agreements with respect to any Class of floating rate Bonds between the Company and recognized swap dealers, as swap counterparties, for interest rate swap transactions, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "LLC ACT" shall mean the Michigan Limited Liability Company Act, MCLA 450.4101 et seq, as amended from time to time (and any successor law).

                  "MANAGER" and "MANAGERS" have the meanings set forth in
         Article V. A. 1.(a) hereof.

                  "MEMBER" shall mean Detroit Edison, in its capacity as a Member of the Company, or any successor in interest of Detroit Edison which is admitted to the Company as a substitute Member in accordance with Article V. D. 3. hereof, or any additional Person which is admitted as a Member of the Company in accordance with Article V. D. 4. hereof.

                  "MEMBERSHIP INTEREST" shall mean all of the right, title and interest of the Member in its capacity as a member of the Company within the meaning of the LLC Act and the Agreement.

                  "MPSC" shall mean the Michigan Public Service Commission or any successor Governmental Authority.

                  "PERSON" or "PERSONS" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership (general or limited), limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority.

                  "PROCEEDING" has the meaning set forth in Article V. F.2.(a) hereof.

                  "REPRESENTATIVE" has the meaning set forth in Article V. D.2. hereof.

                  "RESTATED ARTICLES" means these Restated Articles of Organization.

                  "SALE AGREEMENT" shall mean the Securitization Property Sale
         Agreement, dated as of                  , 2001, between Detroit Edison,
         as seller, and the Company, as issuer, with respect to the sale and assignment of the Securitization Property to the Company, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "SECURITIZATION CHARGE" shall mean a non-bypassable charge provided for in the Financing Order for the purpose of providing funds for the full recovery of certain qualified costs of Detroit Edison or the Assignee, which shall be payable pursuant to, and as set forth in, the Financing Order, or all such non-bypassable charges provided for in the Financing Order, collectively, as the context may require.

                  "SECURITIZATION PROPERTY" shall mean the irrevocable right of Detroit Edison or the Assignee to impose, collect, receive and be paid amounts from the collections of the Securitization Charge; all rights of Detroit Edison or the Assignee under the Financing Order, including, without limitation, all rights to obtain periodic adjustments of such Securitization Charge, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing; or all such rights and revenues, collectively, as the context may require.

                  "SERIES" shall mean each series of Bonds issued and authenticated pursuant to the Indenture and a related Supplement, or two or more such series collectively, as the context may require.

                  "SERVICING AGREEMENT" shall mean the Securitization Property
         Servicing Agreement, dated as of                   , 2001, between the
         Company, as issuer, and Detroit Edison, as servicer, whereby the servicer will manage, service, administer and effect collection of the Securitization Charge, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "SPECIAL MEMBERS" and "SPECIAL MEMBER" have the meaning set forth in Article V. D. 2.(b) hereof.

                  "SUPPLEMENT" shall **mean a supplement to the Indenture complying (to the extent applicable) with the terms of the Indenture.

                  "TRUSTEE" shall mean the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture, and, thereafter, the successor.

                  "UNDERWRITING AGREEMENT" shall mean the Underwriting
         Agreement, dated                 , 2001, among the Company, Detroit
         Edison and Salomon Smith Barney, Inc., on behalf of itself and as representative of the several underwriters listed therein, with respect to the sale and purchase of the Bonds.